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                                                                  Exhibit 10.145

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of March 16, 1998 between Family Golf Centers, Inc., a Delaware corporation with offices at 225 Broadhollow Road, Melville, New York 11747 (the "Company"), and Jeffrey C. Key, having an address at 463 West 21st Street, New York, NY 10011 ("Employee").

         The Company desires to engage Employee to perform services for the Company, any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 10) any successor or assign of any of them (the "Corporations") and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

         1.   TERM

         The Company desires to engage Employee, and Employee agrees to serve, on the terms and conditions of this Agreement for a period commencing on the date hereof, and ending February 28, 2001 or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment Period."

         2.   DUTIES AND SERVICES

         During the Employment Period, Employee shall be employed in the business of the Company and shall serve as a Senior Vice President and Chief Financial Officer and shall also perform services in a responsible executive or managerial capacity for any of the other Corporations when and as requested by the Company. Employee shall report directly to the Chairman of the Board and the President of the Company. Employee agrees to his employment as described in this
Section 2 and agrees to devote all of his working time and efforts to the performance of his duties under this Agreement, excepting illness and vacation time as provided


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by Section 4. In performing his duties hereunder, Employee shall be available for reasonable travel as the needs of the business require.

         3.   COMPENSATION; HEALTH BENEFITS; OTHER BENEFITS

         (a) As compensation for his services hereunder, the Company shall pay Employee, in equal monthly installments, during the Employment Period, a salary equal to (on a per annum basis):

                  (i) $130,000.00 from the date hereof through February 28, 1999;

                  (ii) $140,000 from March 1, 1999 through February 29,
                  2000; and

                  (iii) $150,000.00 from March 1, 2000 through
                  February 28, 2001;

         (b) Employee's compensation shall be reviewed annually by the Board of Directors. Upon such review, Employee's compensation may be adjusted upwards to such rate as shall be considered appropriate and fixed by the Board of Directors, taking into account economic conditions, competitive conditions within the industry and Employee's performance and salary.

         (c) Employee shall also be granted options under the Company's 1997 Stock Incentive Plan (the "Plan") to purchase 60,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at an exercise price equal to the fair market value on the date hereof, subject to a three year vesting schedule, all in accordance with the Plan and the Stock Option Letter Agreement attached hereto.

         (d) Employee shall also be granted 15,000 restricted shares of the Company's common stock, subject to a three year vesting schedule by which one-third of the shares are vested each year on the Employee's employment anniversary date, commencing on March 1, 1999 through 2001.



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          (e) Employee shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans or other compensatory plans which the Company may hereafter, in its sole and absolute discretion, elect to make available to its senior management generally, provided Employee meets the qualifications therefor, but the Company shall not be required to establish any such program or plan or otherwise to pay any such additional compensation, except as provided in this Section 3.

         4.   EXPENSES

         Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives.

         5.   REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

         Employee represents and warrants to the Company that Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder.

         6.   NON-COMPETITION

         In view of the unique and valuable services it is expected Employee will render to the Corporations, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Corporations and its customers and suppliers and similar knowledge regarding the Corporations it is expected Employee will obtain, and in



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consideration of the compensation to be received hereunder, Employee agrees:

          (a) that he will not during the period he is employed by the Company under this Agreement or otherwise participate in (hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business of the Corporations, and

          (b) for one (1) year after he ceases to be employed by the Company under this Agreement or otherwise, he will not compete with or be engaged in the Same Business (as hereinafter defined) as or participate in, any other business or organization which during such one (1) year period competes with or is engaged in the Same Business as the Corporations, with respect to any product or service sold or activity engaged in up to the time of such cessation in any geographic area in which, at the time of such cessation, such product or service is sold or activity engaged in (the "Territory"); provided, however, that the provisions of this
              Section 6 will not be deemed breached because: (A) Employee owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The term "Same Business" shall mean: the business of owning, operating, leasing or managing: (i) golf recreational facilities, (ii) ice-skating facilities, (iii) family entertainment centers (iv) golf or skating instructional schools, and (v) golf club manufacturers. The term "participate in" shall mean: "directly or indirectly, for his own benefit or for, with or through any other person (including



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              Employee's immediate family), firm, or corporation, own, manage, operate, control, loan money to or participate in the ownership, management, operation, or control of or be connected as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise with, or acquiesce in the use of his name", and

          (c) he will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Corporations any of its suppliers, customers, or employees. Employee will not directly or indirectly employ any person who was an employee of the Corporations within a period of one (1) year after such person leaves the employ of the Corporations.

Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection herewith. Employee agrees that the provisions of this
Section 6 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such termination shall have the right to reduce such extent, duration, geographical scope or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         7.   CONFIDENTIAL INFORMATION

         All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any



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customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without prior written permission of the Company. Employee shall return all physical evidence of such confidential information to the Company prior to or at the termination of his employment. As used in this Section 7, "confidential information" shall mean any information except that information which is generally known by the Company's principal competitors or which is generally available to the public.

         8.   LIFE INSURANCE

         If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of New York for healthy men of his age.

         9.   TERMINATION

         Notwithstanding anything contained herein, if on or after the date hereof and prior to the end of the Employment Period,

          (a)  either:

                  (1) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six
                           (6) months, as determined by the Board of Directors of the Company;

                  (2) Employee shall be charged by a grand jury with of a crime of moral



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                           turpitude or a felony;

                  (3) Employee shall breach any fiduciary duty to the Corporations; or

                  (4) Employee shall breach any material term of this Agreement and fail to correct such breach within ten
                           (10) days after written notice by the Company to Employee of his commission of the same,

               then, in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than ten (10) days from such notice) to be specified in such notice and this Agreement and the Company's obligations under Section 3 shall terminate on the date so specified; or

          (b) Employee shall die or the Company shall terminate Employee for any reason other than those reasons enumerated in Section 9 (a) (1) through (4) above (a "Termination Without Cause"), then this Agreement shall terminate on the date of Employee's death or the date on which notice of Termination Without Cause is effected, whereupon Employee's estate, shall be entitled to receive his compensation at the rate then provided pursuant to Section 3(a) to the date on which termination shall take effect or in the case of Termination Without Cause, the Employee will continue to receive all compensation in effect on the date of termination through February 28, 2001. Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

         10.  CHANGE OF CONTROL

                  (a) If following a Change of Control the Employee shall terminate his



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employment on or before February 28, 2001 for Good Reason (as defined in Section
10(c) below), the Employee will be entitled to receive:

                  (1) A lump sum payment (the "Lump Sum Amount") in an amount equal to the remainder of his base salary (as described in Section 3(a)) from the date of termination until February 28, 2001;

                  (2) All previously earned and accrued entitlements and benefits from the Company and its employee benefit plans, policies and practices as set forth in Section 3 hereof, to the extent not previously paid by the Company to or for the benefit of the Employee; and

                  (3) Full benefit coverage as if the Employee had retired with the Company's consent (whether at early or normal retirement age) under all of the Company's employee benefit plans, policies and practices (other than under any qualified plans under Section 401 (a) of the Internal Revenue code of 1986, as amended), and fully vested benefits under all of the Company's life insurance, health, disability, dental, accidental death and dismemberment and other employee welfare benefit plans, policies and practices including, without limitation, under any stock option plans in which the Employee is a participant. If the Employee's participation in any such plan, policy or practice is barred, by law or otherwise, the Company shall at its election (x) arrange to provide the Employee with benefits substantially similar to those which the Employee is entitled to receive under such plan, policy or practice or (y) pay the Employee the after-tax economic equivalent thereof. For purposes of the preceding sentence, the after-tax economic equivalent shall be deemed to be the cost that would be incurred by the Employee in obtaining such benefit at the lowest available individual basis. The



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         Company's obligation to provide benefit coverage under such employee benefit plans, policies and practices shall cease in the event that the Employee receives comparable coverage from any subsequent employer.

                  The Lump Sum Amount shall be paid by the Company to the Employee not later than five days after the termination of the Employee's employment hereunder. All amounts and benefits to be provided pursuant to clause
(3) above shall be provided without duplication of the amounts and benefits to be provided pursuant to clause (2) above.

                           (b)  For purposes of this Agreement:

                           (1) A Change of Control shall be deemed to have taken
                  place if: (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; and (B) as the result of the transaction or series of transactions in which a "person" or "group" acquired 20% or more of the combined voting power of the Company's then outstanding securities (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any parent of or successor to the Company immediately after the Transaction; provided that, for purposes of determining whether a Change of Control has occurred by virtue of any event described in clause (A) above, the ownership by any person who is a stockholder of the Company on the date hereof of securities representing 20% or more of the combined voting power of the Company's then outstanding securities



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                  shall not be deemed to constitute a Change of Control so long as (I) the voting power of the securities owned by such stockholder does not exceed the voting power of the securities owned by such stockholder on the date hereof by more than five percent (5%) and (II) such stockholder does not form or become a member of any "group" within the meaning of the Securities Exchange Act of 1934, as amended;

                           (c) For purposes of this Agreement, "Good Reason"
                  means:

                           (1) the assignment to the Employee of any duties
                  inconsistent in any material respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after receipt of notice by the Employee;

                           (2) any reduction of the Employee's base salary or
                  the failure by the Company to provide the Employee with incentive compensation, welfare benefits, retirement benefits and other benefits which in the aggregate are less favorable than the benefits to which the Employee was entitled before the Change of Control; and

                           (3) the Company's requiring the Employee to be based
                  at any office or location other than the office and location at which the Employee is employed on the date of the Change of Control, except for travel reasonably required in the performance of the Employee's responsibilities and consistent with such travel requirements before the Change of Control.

For purpose of this Agreement, any good faith determination "Good Reason" made by the



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Employee shall be entitled to a rebuttable presumption that such determination is correct.

                  (d) The Company and the Employee have agreed that the payments and provision of benefits provided in Sections 10 (a) above shall constitute , as liquidated damages, the sole compensation that the Executive shall be entitled to receive from the Company under this Agreement in the event of the termination of the Employee's employment pursuant to such Section.

         11.  SURVIVAL

         The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment as provided herein.

         12.  ENTIRE AGREEMENT:  MODIFICATION

         This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter and may be modified only by a written instrument duly executed by each party.

         13.  NOTICES

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.



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         14.  WAIVER

         Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

         15.  BINDING EFFECT

         Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon the inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

         16.  NO THIRD PARTY BENEFICIARIES

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 15).

         17.  HEADINGS

         The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         18.  REMEDY

         In the event that any term or provision of this Agreement shall be deemed by a court of



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competent jurisdiction, arbitrator or mediator, as the case may be, to be overly broad in scope, duration or area of applicability, the court, arbitrator or mediator, as the case may be, considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited.

         19.  COUNTERPARTS; GOVERNING LAW

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws.




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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                FAMILY GOLF CENTERS, INC.

                                                By:
                                                   -----------------------------
                                                         Name:
                                                         Title:

                                               ---------------------------------
                                                JEFFREY C. KEY

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